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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints W. Bradley Blair, II as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and his name, place and stead, in any and all capacities, to sign and to file any and all amendments, specifically including Amendment No. 1 to Registration Statement on Form S-11 of Golf Trust of America, Inc. (file no. 333-15965), and also including post-effective amendments and any registration statements filed pursuant to Rule 426(b), to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

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
Dated:     January 14, 1997                           /s/ SCOTT D. PETERS
                                                      ----------------------------------------
                                                      Scott D. Peters
                                                      SENIOR VICE PRESIDENT AND
                                                      CHIEF FINANCIAL OFFICER
                                                      Golf Trust of America, Inc.

Dated:     January 14, 1997                           /s/ LARRY D. YOUNG
                                                      ----------------------------------------
                                                      Larry D. Young
                                                      DIRECTOR
                                                      Golf Trust of America, Inc.
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